Exhibit 99.1

Biotricity Prices $15 Million Underwritten Public Offering of Common Stock and Listing on the Nasdaq Capital Market

REDWOOD CITY, CA / ACCESSWIRE / August 26, 2021 / Biotricity, Inc. (OTCQB:BTCY), a medical diagnostic and consumer healthcare technology company, today announced the pricing of an underwritten public offering of 5,000,000 shares of common stock of the Company, at a price of $3.00 per share for total gross proceeds to the Company of approximately $15 million. In addition, the Company has granted the underwriter of the offering a 30-day option to purchase an additional 750,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The closing of the offering is expected to occur on August 30, 2021, subject to customary closing conditions. In connection with the offering the Company’s common stock is expected to be listed on the Nasdaq Capital Market on August 26, 2021, under the symbol “BTCY”.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

A shelf Registration Statement on Form S-3 (No. 333-255544) relating to the shares was filed with the Securities and Exchange Commission on April 27, 2021 and was declared effective on May 4, 2021. The shares are being offered by Biotricity only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website, located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov and may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at: 430 Park Avenue 3rd Floor, New York, NY 10022 by email at placements@hcwco.com, or by telephone at (646) 975-6996.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Biotricity Inc.

Biotricity is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic products for chronic conditions. The company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:

Biotricity Inc.
1-800-590-4155
investors@biotricity.com

Todd Kehrli or Mark Forney
MKR Investor Relations, Inc.
btcy@mkr-group.com

Media Contact:

Bospar
prforbiotricity@bospar.com

SOURCE: Biotricity Inc.